Exhibit 99.1

(1) On November 6, 2003, the
1992 GRAT Remainder Trust
f/b/o Gary Lauder (the "GML
GRAT Remainder Trust") sold 151,500
shares of Class A Common Stock. The Trust sold them in a number of transactions with an average sale price of $37.0035.
The information on the shares sold at each price appears in the two columns below:

Shares		Price
200 		$37.03
600 		$37.08
700 		$36.98
900 		$37.02
4,900 		$36.96
6,700 		$37.01
9,400		$36.99
14,400		$36.95
16,300		$36.97
38,200		$37.05
59,200		$37.00


(2) On November 6, 2003, the
1992 GRAT Remainder Trust
f/b/o William Lauder (the "WPL
GRAT Remainder Trust") sold 8,400
shares of Class A Common Stock. The Trust sold them at an average sale price of $36.99.

(3) After the sales, the amounts
of Class A Common Stock and Class B
Common Stock beneficially owned by:


(a) The GML GRAT Remainder Trust includes
368,414 shares of Class A Common Stock
and 1,914,608 shares of Class B
Common Stock held directly.

(b) The WPL GRAT Remainder Trust
includes 368,414 shares of Class A Common Stock and 1,914,608 shares of Class B
Common Stock held directly.

(c) Gary M. Lauder includes (i) 70,375 shares of Class A Common Stock directly,
(ii) 288,454 shares of Class
A Common Stock held indirectly by
The Gary M. Lauder 2000 Revocable Trust,
(iii) 368,414 shares of Class A
Common Stock and 1,914,608 shares of Class B
Common stock held indirectly as trustee of the GML GRAT Remainder Trust and (iv)
368,414 shares of Class A Common Stock and
1,914,608 shares of Class B
Common Stock held indirectly as trustee of the WPL GRAT Remainder Trust.
GML disclaims benefical ownership of the shares in clauses (ii), (iii) and (iv) to the extent he does not have a pecuniary interest in such securities.

(d) William P. Lauder includes (i) 1,168,240 shares of Class A Common Stock and
2,264,038 shares of Class B
Common Stock held directly,(ii) 5,234
shares of Class A Common Stock and 22,870 shares of Class B Common Stock, held indirectly by his children, (iii) 368,414 shares of Class A
Common Stock and 1,914,608 shares of Class B
Common Stock held indirectly as trustee of the WPL
GRAT Remainder Trust, and (iv) 368,414 shares of Class A Common Stock and 1,914,608 shares of
Class B Common stock held indirectly as trustee of the GML GRAT Remainder Trust.
WPL disclaims benefical ownership of the shares owned by his children and the shares in clauses
(iii) and (iv) to the extent
he does not have a pecuniary interest in such securities.